## OFFICE SERVICES AGREEMENT

**THIS OFFICE SERVICES AGREEMENT** ("Agreement") is made and entered this 12th day of May, 2005 ("Effective Date") by and between **Interactive Worldwide Atlanta – 260 Peachtree, LLC**, a Georgia limited liability company ("Interactive") and WinSonic Digital Media Group, a Nevada Corporation ("Client"). (Interactive and Client are referred to herein collectively as the "Parties" and sometimes individually as a "Party.")

### Office Package / Term

1. Premises. During and throughout the Term (as defined herein) of this Agreement, Interactive shall grant to Client and Client shall have an exclusive, revocable license to use and access, twenty-four (24) hours a day, seven (7) days a week, the offices identified by number(s) Aquarium Suite, 2124, 2125, 2126, 2127 & 2201 (1568 sq. ft.) (collectively, the "Premises") located Suite 2200, 260 Peachtree Street, Atlanta, GA 30303 (the "Building"). Interactive may, in its reasonable discretion, subject to the terms and conditions set forth herein, revoke Client's license to use the Premises, or modify the exclusive nature of such license, at any time in order to protect the legitimate business interests of Interactive, as such interests are determined in Interactive's sole discretion.

2. Term. The term ("Term") of this Agreement shall be 12 months, commencing on July 1st, 2005 ("Commencement Date"). If the Commencement Date is not the first day of the month, then the Contract Charges (as defined herein) will be pro-rated for that initial, partial month, and Term shall be calculated from the first day of the following month. The Term shall be renewed pursuant to **Section 21** hereof. However, if the Term is month-to-month, Client may terminate this Agreement upon thirty (30) days' written notice to Interactive of Client's intention to terminate this Agreement. Likewise, Interactive reserves the right to terminate this Agreement upon thirty (30) days' notice if the Term of the Client is month-to-month.

### Fees And Monthly Charges

3. Contract Charges. Client will pay to Interactive eight thousand nine hundred and five and No/100 Dollars (US $8,905.00) per month as "Contract Charges" for the included services set forth below. The Contract Charges for the first month (and any partial month) shall be paid by Client to Interactive upon the execution of this Agreement. The Contract Charges for all subsequent months are due and payable monthly, in advance, on or before the first day of each month without notice or as and when otherwise and from time to time demanded by Interactive. All amounts payable by Client to Interactive hereunder shall be remitted to Interactive in United States dollars to either: (i) a bank to be designated in the invoice by Interactive or by check to Interactive's designated agent pursuant to **Sections 27** and **28** hereof or to Interactive at the address set forth in **Section 28(a)** hereof, at Interactive's option. The monthly Contract Charges will include:

**Basic Office Package**
Office(s) #Aquarium Suite, 2124, 2125, 2126, 2127 & 2201 — $7,505.00 per month

**Telecommunications Package**

**Telephone Service** — $1,000.00 per month
- 8 Phone Sets
- 8 Phone Lines (Rollover)
- 0 Fax/Modem Lines
- 8 Voice Mail Boxes

**Internet Service** — $400.00 per month
- __ Private NAT Address
- 8 Public IP Address
- __ VLAN

**Furniture Package (client bringing own)** — $N/A per month

**Valet Parking (not included)** — $N/A per month

**Total Monthly Contract Charges** — **$8,905.00 per month**

Note: One year after the Commencement Date, and each and every anniversary date thereafter, the Monthly Contract Charges will automatically increase by no less than six percent (6%) of the Contract Charges due for the month

Client's Initials: ______ Interactive's Initials: ______

preceding such anniversary date. Inasmuch as Interactive's lease with landlord of the Building includes an escalation clause for expenses, as of the first of each calendar year, Client's monthly Contract Charges may be adjusted to reflect Client's pro rata share of any expense increases incurred by Interactive. Contract Charges may also be increased by Interactive as Client requests additional furniture, equipment or services. Client shall pay all applicable taxes due in connection with, arising from or in any way related to, any of the Contract Charges.

4. Retainer and Fees.

(a) Retainer. Contemporaneously with the execution of this Agreement, Client shall pay Interactive a Services Retainer in the amount of eight thousand nine hundred and five and No/100 Dollars (US $8,905.00) ("Services Retainer") (one(1) times the Total Monthly Contract Charges) to be held by Interactive without interest for the performance by Client of Client's covenants and obligations under this Agreement. If Client shall at any time fail to pay any portion of the Contract Charges, Interactive may, but shall not be obligated to, from time to time and without prejudice to any other remedy, apply all or any portion of the Services retainer to the extent necessary or deemed necessary by Interactive toward the payment of any such Contract Charges.

(b) Break Services and Facilities. Client shall pay Interactive a Fifteen and No/100 Dollar (US $15.00), per person, per month, charge for beverage services and the use of the break room facilities. Clients and their guests have unlimited access to this service, excluding the provision of conference room catering.

(c) Administrative Services. Client shall pay Interactive a Fifty and No/100 Dollar (US $50.00), per office, per month, charge for the availability of administrative services billable by Interactive. Payment of this charge is due and owing regardless whether Client utilizes the administrative services.

(d) Late Fees. There shall be a five percent (5%) late fee in the event full payment for Contract Charges or Variable Charges (as defined herein) is not received by Interactive within five (5) days of the due date of such payment. The appropriateness and reasonableness of the amount of this late fee is agreed to by the Parties.

(e) Credit Card Fees. Client shall pay Interactive a five percent (5%) fee in the event any payment for Contract Charges or Additional Services is made by credit card. Such fee shall be added to each credit card payment.

(f) Installation Fees. Client shall pay Interactive an Installation Fee of seven hundred and No/100 Dollars (US $700.00) upon the execution of this Agreement for the installation and setup of the telecommunications package and the Internet package.

(g) Appropriateness and Reasonableness of Fees. The Parties agree that the imposition and the amount of all of the fees set forth in this **Section 4** are appropriate and reasonable. Notwithstanding this **Section 4(g)**, in the event that any charge(s), whether individually or collectively, exceed any applicable usury laws, the amount required to be paid by Client under this Agreement shall be reduced to the maximum amount allowed under such applicable usury law.

**Equal Weight**

5. Equal Weight. The Parties each agree, understand and acknowledge that each and every clause, provision, section, paragraph, term, covenant and condition contained in this Agreement is separate and distinct from any and all other clauses, provisions, sections, paragraphs, terms, covenants and conditions contained in this Agreement, and further agree, understand and acknowledge that each of the foregoing shall have equal weight, merit and importance among them and shall not have greater or lesser weight, merit or importance than any other clause, provision, section, paragraph, term, covenant and/or condition contained in this Agreement.

**Client's Initials:** ______

6. Additional Services. The amounts due and payable by Client to Interactive for the provision of the Additional Services, which are listed on **Exhibit "A"** attached hereto and by this reference made a part hereof and incorporated herein ("Additional Services"), will be billed monthly in arrears for the period beginning on the sixteenth (16th) of the previous month and ending on the fifteenth (15th) of the current month and are payable on the first (1st) of the following month. Client shall also pay all applicable taxes due in connection with, relating to or arising out of any and all of the Additional Services provided. All amounts due with respect to the Additional Services as well as all such other amounts and expenses set forth herein and payable by Client to Interactive, excluding the Contract Charges, shall be referred to herein as "Variable Charges."

7. Included Services. The Office Package includes the following services at no additional charge:

(a) Weekdays from 8:30 AM to 5:00 PM - Holidays excepted:

(i) Lobby receptionist;
(ii) Telephone answering;
(iii) Conference room and day office use for eight (8) non-consecutive hours per month on a reservation basis in thirty (30) minute increments. Interactive reserves the right to impose additional charges for usage in excess of eight (8) hours per month;
(iv) Incoming mail and package handling;
(v) Daily janitorial services and all utilities except telephone; and
(vi) Use of all other Interactive locations and conference rooms on a reservation basis, as and when available.

(b) Available 24 hours a day, seven (7) days a week:

(i) Individual office use;
(ii) High speed copiers;
(iii) Common reception area; and
(iv) Kitchen facilities including refrigerator, microwave, soft drink and snack machines.

(c) In the event that Client's incoming mail or other packages are not retrieved by Client at the Premises, at no time during this Agreement, or any extension or renewal thereof, shall Interactive have any obligation or responsibility to ensure, whether through forwarding or delivery, Client's receipt of any mail, messages, voicemail or correspondence of any kind or nature.

8. Relocation. Interactive may move Client, in Interactive's discretion and using only moving personnel designated by Interactive, to and/or grant Client a license to use, another office of similar size and with similar amenities, with such relocated office then being referred to as the "Premises" for the purposes of this Agreement. Interactive will give Client thirty (30) days' advance written notice and will pay all the costs of the move and re-licensing, subject to a limit of no more than Five Hundred and No/100 Dollars (US $500.00) for reprinting of Clients letterhead, business cards and other marketing and advertising materials, as needed. Should Client refuse to relocate at the end of the thirty (30) day period, any other provisions of this Agreement to the contrary notwithstanding, Interactive will have the right to terminate this Agreement, and the license granted herein, effective immediately, upon written notice thereof to Client. If this Agreement is cancelled by Interactive as aforesaid, there will be no further obligation on the part of either Party, except Client will continue to be obligated to pay all Contract Charges and Variable Charges due up to and including the date of termination of the Agreement.

## Telecommunications Services

9. Telephone and Internet Services.

(a) Telephone Services. Interactive will offer to Client Telephone Services which consists of some combination of telephone numbers, lines, features such as call forwarding, conference calling, voice mail, and business white page directory listings. Long distance and 800 service shall also be offered. Charges for these services will be based upon usage. All components of the Telephone Services including any telephone numbers used by Client will remain at all times the property of Interactive, and Client will acquire no rights to the components beyond the terms specified by Interactive. In the event any toll fraud is directly related to Telephone Services employed by Client, Client will reimburse Interactive for all charges associated with the toll fraud. This may include, but is not limited to, unauthorized use of calling cards or telephone lines. All changes to such services must be arranged through Interactive. Client is responsible for arranging and paying for yellow page advertising with appropriate directory advertising companies.

(b) Internet Services. Interactive will offer to Client access to Internet Services. In no event shall the Internet Services made available by Interactive to Client be transferable. Each user who has access to the Internet must have his own account, and if Client has multiple users accessing the Internet Services, each must have a separate account. The use of "proxy" servers or other network-sharing technology for the purpose of evading per user charges is prohibited. Client and its personnel shall use the Telephone Services and the Internet Services only for lawful purposes. The transmission or storage of any information, data or material in violation of any law or regulation is prohibited. Interactive shall have no responsibility for Client's files residing in the Internet server or any server connected therewith and may delete all data, files and/or other information that is stored for Client's account if

Client's Initials: ______ Interactive's Initials: ______

Client's account is terminated for any reason by Client, Interactive, or any Internet service provider or web site. In addition to any other remedy available to Interactive, Interactive may suspend Telephone Services or Internet Services to Client or any user if Interactive, in its sole discretion, believes that Client or any user is using the Telephone Services or Internet Services contrary to the terms of this Agreement or in a manner that inhibits the reasonable commercial use of the Internet Services or any Telephone Services by other clients or any other user of such services. Interactive makes no warranty of any kind, whether express or implied, including any warranty of merchantability or fitness for a particular purpose with regard to the Telephone Services or Internet Services. Interactive shall have no liability to Client for any loss, cost or expense Client may suffer, including but not limited to loss, cost or expense arising out of or resulting from loss of data resulting from delays, non-deliveries, service interruptions or release or disclosure of data sent or received by Client, however caused. The Parties shall and hereby do indemnify and hold one another harmless from and against any loss, cost or damage to the other Party or any third party arising out of or resulting from the indemnifying Party's use or misuse of the Telephone Services or the Internet Services.

(c) Anti-Virus Protection. Client shall install and utilize on all of its computers and servers Norton (or equivalent) anti-virus protection software, and shall be solely responsible for the costs and effectiveness of such software. In addition, all new definitions and updates to such software must be installed or downloaded by Client as soon as technically feasible. If it is determined that Client's computers or servers are the cause of network problems, Interactive may suspend Internet Services to Client and shall not provide such services to Client until Interactive has determined, in its reasonable discretion, that Client's computers and servers pose no further threat or hazard to Interactive's network. Additionally, should any "virus", "worm", or other "self destruction", "disabling" or "lock out" devices (as such terms are generally understood in the computer industry) be traced back to Client's computers or servers, any and all troubleshooting, removal, repair and replacement costs and expenses incurred by Interactive with respect to any of the foregoing shall be billed to or reimbursed by Client.

**Furniture Package**

10. Supplied Furniture. All furniture supplied to Client for its exclusive use will be returned by Client to Interactive at the expiration, cancellation or termination of this Agreement in the same condition as first delivered to Client, normal wear and tear excepted. Client herewith acknowledges its acceptance of the supplied furniture as being acceptable and satisfactory for Client's purposes. If any repairs become necessary, upon reasonable notice from Client, Interactive will cause the repairs to be made and, if repairs are necessitated by Client's misuse or abuse, the repair charges will be billed to Client's account and paid by Client to Interactive. Client is not authorized to order any repairs or to make any repairs itself.

**Use of Premises and Employees of Interactive**

11. Use of Premises. Client will use the Premises exclusively for general office purpose. Client accepts the Premises in its present condition upon the date of this Agreement as being acceptable and satisfactory for Client's needs. Client will not store or use anything which will create a fire or theft hazard, cause noise, create a smell, use abnormal amounts of electricity, create a nuisance, cause an increase in Interactive's insurance premiums or cancellation of its insurance, include any hazardous substances or offend Interactive or other clients. Other than a personal computer, desktop printer, calculator or facsimile machine, Client will not bring any office equipment or appliances into the Premises without written permission from Interactive. Client acknowledges in this regard that Interactive has determined the amount of the Basic Contract Package sum on the premise that Interactive will receive additional revenues for providing certain services described in **Exhibit "A"** to its clients, and Client accordingly agrees that it will not possess or operate at the Premises any postage or copying or other equipment similar in nature to that which Interactive makes available for its clients in offering the services described in **Exhibit "A"**. Client agrees that its use of the Premises shall in all respects be subject to the Rules and Regulations set forth in **Exhibit "B"**, as revised from time to time in the sole discretion of Interactive. In the event of any conflict between the provisions of this Agreement and those of the Rules and Regulations, the provisions of this Agreement shall control.

12. Competing Services. Client covenants and agrees to prohibit and not allow any secretary, typist or other administrative personnel hired or retained to work in the Premises or any other place for the benefit of Client, to solicit work or services of any kind from other clients at the Building. The prohibitions in this Section 12 shall survive the termination or expiration of this Agreement (and any and all extensions or renewals thereof) for any reason whatsoever for a period equal to one (1) year beginning on the date of such termination or expiration.

13. Alterations. Client will not make any alterations to the Premises or any lock on any door unless it obtains prior written approval from Interactive. Approval may be conditioned on: (a) agreement that improvements will remain the property of Interactive, even at the termination of this Agreement; (b) Client making a deposit; (c) agreement by Client that it will return the Premises to its original condition when it vacates; or (d) some combination of the above, as determined by Interactive.

Client's Initials: ________ Interactive's Initials: ________

14. Sublease. This Agreement is not a lease or a rental agreement and shall not in any way or manner or by any person or entity be construed to create a landlord-tenant relationship or tenancy of any kind whatsoever. This Agreement constitutes a personal services contract with regard to the Premises. In the event Client successfully establishes or creates a legally recognizable landlord-tenant relation with Interactive with respect to the Premises or portion thereof (the date of such event being the "Landlord-Tenant Relation Date"), the rental rate ("Rental Rate") for such Premises or portion thereof payable to Interactive by Client shall immediately become a monthly amount equal to Ten Thousand and No/100 Dollars (US $10,000.00) and Client shall be immediately liability, and shall make immediate payment, to Interactive for the full amount of the difference between: (i) the Rental Rate for each month as of the Effective Date and (ii) the total Contract Charges as of the Effective Date. Additionally, as of the Landlord-Tenant Relation Date, Client shall make payment of the Rental Rate to Interactive on the same terms and conditions as set forth in **Section 3** hereof with respect to Contract Charges. Further, Client may not lease, sublease, assign or encumber the Premises, nor shall the Premises be subject to levy or sale or to any rights of any third party. Client's rights and obligations under this Agreement shall not be assignable, whether voluntarily or by operation of law.

15. Hiring of Interactive's Employees. Client covenants and agrees that during the Term, and for a period of six (6) consecutive months immediately following the termination, cancellation or expiration of this Agreement, for any reason, Client will not, without the prior written permission of Interactive, solicit or induce, or attempt to solicit or induce, any employee, agent, representative or contractor of Interactive, to terminate such employee, agent, representative or contractor's relationship with Interactive and/or to enter into an employment or agency relationship with Client or with any other person or entity with whom Client is affiliated, associated or related. In the event Client violated any part of this **Section 15**, Client shall pay to Interactive liquidated damages in an amount equal to forty percent (40%) of such employee, agent, representative or contractor's salary.

**Claims Against Interactive**

16. Personal Property Loss or Damage. Interactive shall not be liable for any loss or damage to personal property owned by Client, its guests, customers, clients, invitees or visitors, unless the loss or damage is caused by the gross negligence of Interactive or Interactive's representatives, employees or agents. Specifically excluded is any loss or damage occasioned by any janitorial or service personnel, regardless of whether such janitorial or service personnel are employees of Interactive. The provisions of this **Section 16** shall survive the termination, cancellation or expiration, for whatever reason, of this Agreement.

17. Personal Injury. Interactive shall not be liable for any personal injury suffered by Client, its guests, customers, clients, invitees or visitors, unless such injury is caused by the gross negligence of Interactive or Interactive's representatives, employees or agents. The provisions of this **Section 17** shall survive the termination, cancellation or expiration, for whatever reason, of this Agreement.

18. Conversion. If Client vacates or abandons the Premises and leaves behind or fails to remove any personal property, files or any other materials, documents, furniture, accessories or property of any kind or nature whatsoever (collectively, "Abandoned Property") for a period of twenty-five (25) consecutive days from the date of such vacation or abandonment of the Premises, such Abandoned Property shall be considered and deemed property of Interactive and Interactive shall not be considered or deemed liable to Client or any other person or entity for the return, replacement or value of such Abandoned Property and shall not be liable for trespass, conversion or theft of such Abandoned Property. Further, during the aforementioned twenty-five (25) day period beginning the date immediately after the day of vacation of the Premises and ending on the twenty-fifth (25th) day thereafter, Client shall be responsible for the payment to Interactive of a storage fee for such Abandoned Property at a rate of Thirty Five and No/100 Dollars (US $35.00) per day. Client and Interactive both agree that such storage fee amount is a fair, reasonable and adequate estimation of Interactive's actual expenses and costs to store such Abandoned Property.

19. Indemnity. Except as otherwise provided herein, Client shall indemnify, defend, save and hold harmless, Interactive, and its directors, officers, employees, shareholders, partners, counsel, auditors, accountants, agents, advisors and all other representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Interactive Indemnified Parties"), from and against any and all losses, liabilities, obligations, actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty, or equity, known or unknown (including, without limitation, reasonable attorneys' fees) (collectively, the "Losses") of any kind or nature that are caused by, arise from, are incurred in connection with or relate in any way to:

(a) Injury or death to any person(s) in or about the Premises;

Client's Initials: ______ Interactive's Initials: ______

(b) Any claims made against any of the Indemnified Parties as a result of or relating to any negligence, intentional acts, or misconduct of Client or its directors, officers, employees, shareholders, partners, guests, customers, clients, invitees or visitors;

(c) Client's use of, or license to use, the Premises; and/or

(d) Any breach of, or failure to perform, any term, covenant, condition or agreement in this Agreement by Client.

20. Waiver. No matter how many times Interactive shall waive any particular default of Client or others, or a variety of defaults by Client or others, it may still, without advance notice, require strict adherence to this Agreement or prohibit future waivers. Nothing will change the terms of this Agreement, or extend it, or add to it, unless in writing and signed by Interactive and Client. Neither the acceptance by Interactive of any payments, whether partial or full, timely or late, nor any waiver or allowance by Interactive of any default or variance with respect to this Agreement shall constitute a waiver or modification of any other rights or remedies that Interactive and/or any of its parents, subsidiaries, affiliated and/or related entities may have under the Agreement, at law, in equity or otherwise, and all such rights and remedies are hereby expressly reserved.

## Expiration of Agreement

21. Renewal. No less than sixty (60) days (ninety (90) days if Client has licensed the use of three (3) or more offices) prior to the expiration of the Term of this Agreement, or the expiration of the last extension thereof, Client shall advise Interactive in writing of Client's intention whether to renew the Term of this Agreement. If, prior to the beginning of the sixty (60) day period (ninety (90) days if Client has licensed the use of three (3) or more offices), Client fails to advise Interactive of Client's intention not to renew the Term of this Agreement, then both the Term and the license granted herein, shall, unless otherwise terminated by either Party in accordance with the provisions set forth herein, be automatically renewed, at Interactive's sole option, without notice, for the same Term and upon the same terms and conditions as in the original Agreement.

Upon the termination of this Agreement, whether by lapse of time or otherwise, or upon any revocation of Client's license granted herein, Client shall cease all use of the Premises, the Building and all services offered by Interactive. For each and every month, or portion thereof, that Client continues to use the Premises, the Building and/or any services offered by Interactive after the termination of this Agreement, without the express written consent of Interactive, Client shall pay to Interactive an amount equal to double Total Monthly Contract Charges computed on a per-month basis for each month, or portion thereof, that Client continues such use.

22. Vacating. At the expiration, cancellation or termination of this Agreement, Client shall promptly vacate the Premises, leaving the Premises in as good a condition as when Client commenced the use thereof, normal wear and tear excepted. At the expiration, cancellation or termination of this Agreement, Client shall also turn in all originals and copies of its keys, and provide Interactive with a forwarding address and telephone number. Client agrees to pay for re-painting each office used by Client, at a cost of One Hundred Seventy Five and No/100 Dollars (US$175.00) per office. The amount to repair any and all reasonable damages other than normal wear and tear to the Premises shall be reimbursable to Interactive from Client within ten (10) calendar days after Interactive submits to Client notice of such damages.

## Default

23. Events of Default. Each of the following is an Event of Default for the purposes of this Agreement:

(a) Contract Charges becoming past due greater than thirty (30) days;

(b) Variable Charges becoming past due greater than thirty (30) days;

(c) Abandonment or vacation of the Premises by Client;

(d) Any assignment for the benefit of creditors by Client, the appointment of a receiver for Client, or the filing by or against Client of a petition for bankruptcy or similar proceeding;

(e) Any levy upon any property of Client at the Premises;

(f) Any dissolution or termination of the existence of Client; and

Client's Initials: ________ Interactive's Initials: ________

(g) A default or breach of any other term, covenant or condition of this Agreement, but only if Interactive gives Client written notice of the default, and Client fails to cure the default within fifteen (15) days after the submittal of such notice. In the event of a recurring default, Interactive will give Client fifteen (15) days notice to cure for the first event of default. Thereafter, Interactive shall not be required to give Client notice of the same or any substantially similar default.

24. Remedies. Upon an Event of Default, Interactive may elect any or all of the following remedies:

(a) To terminate this Agreement;

(b) To immediately demand all sums due;

(c) To terminate any and all services provided by Interactive to Client; and

(d) To deny access to the Premises by Client and terminate use of any of the services, including but not limited to Telephone and Internet services.

25. Additional Charges Upon Default. In the event of default, Client will be liable for any other reasonable costs incurred by Interactive as a result of the default by Client.

26. Other Consequences of Default. In the event of default by Client, Interactive may immediately cease providing Client with any or all services, including telecommunications services and Internet services.

**Miscellaneous Important Provisions**

27. Interactive Authorized Agents. Only the duly designated Center Manager or other senior officer(s) of Interactive shall have the requisite authority to act for and on behalf of Interactive.

28. Notices.

(a) Notice to Interactive. Notice to Interactive must be given as follows: Interactive Worldwide Atlanta – 260 Peachtree, LLC, care of Center Manager, at Suite 2200, 260 Peachtree Street, Atlanta, GA 30303. All notices must be by personal delivery, signature receipt, or by certified mail.

(b) Client Contact. Notice to Client must be given as follows: 10120 S Eastern Ave Suite 200, Las Vegas, NV 89052, which is an address other than a post office box or the address of the Premises. Winston D Johnson is hereby specified and designated by Client as the Client contact. In the event of the termination of this Agreement or a corporate dissolution, partnership dissolution, employee dismissal or resignation or internal Client dispute, all mail, courier deliveries, and other Client property, shall be delivered to the Client contact.

29. Inspect and Premises. If the Term of this Agreement is month-to-month, then Interactive has the right to show the Premises during normal business hours on any day with or without prior permission of Client. However, provided that Client is not in default and has not triggered an Event of Default, Interactive shall take commercially reasonable steps to provide Client with reasonable prior notice, given all then current circumstances, of such intention to show the Premises. Interactive will have the right to enter the Premises, at any time and from time to time, to inspect the same.

30. Repairs and Alterations. Interactive will also have the right to enter the Premises to make such repairs and alterations as Interactive deems reasonably necessary. The cost of any such repair resulting from the act or omission of Client shall be reimbursed to Interactive by Client upon demand.

31. Cancellation. Interactive shall retain the right to cancel this Agreement at any time upon thirty (30) days' prior written notice to Client.

32. Returned Check. If a check is returned for any reason at all, Client will pay an additional charge of Fifty and No/100 Dollars (US $50.00) per returned check. If a check is returned, then, for the purposes of calculating late charges or events of default, it will be as if the payment represented by the check had never been made.

33. Prime Lease. Interactive is the Lessee under a lease ("Prime Lease") of premises which includes the Premises. In no event shall Interactive be responsible for any repair, maintenance or other obligations of the Lessor under the Prime Lease, but Interactive will make reasonable efforts to obtain the performance by the Lessor of its obligations under the Prime Lease. This

Client's Initials: ______ Interactive's Initials: ______

Agreement is subject and subordinate to all provisions of the Prime Lease. In the event of the termination of the Prime Lease for any reason, this Agreement shall automatically terminate and Interactive shall have no liability to Client in connection therewith.

34. Referral Fees and/or Commission. Client warrants and represents that it has had no dealings with any broker, agent, or any other party in connection with this Agreement, other than Buddy Shaw with Shaw & Associates. Interactive and Client hereby agree to indemnify each other against, and agree to hold each other harmless from, any liability or claim, and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity, for a brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Agreement or the negotiation thereof.

35. Insurance.

(a) Interactive Insurance. In no event shall Interactive carry or maintain any insurance for the benefit of Client.

(b) Client Insurance. At all times during the term of this Agreement, Client must, at its sole cost and expense, keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than One Million and No/100 Dollars (US $1,000,000.00) single limit with such company(ies) licensed to do business in the State of Georgia and as shall from time to time be reasonably acceptable to Interactive (and to any lender having a mortgage interest in the Premises) and naming Interactive and Interactive's agent as an additional insured (and, if requested by Interactive from time to time, naming Interactive's mortgagee as an additional insured). All policies of insurance required to be maintained by Client shall be with companies rated A-X or better in the most current issue of Best's Insurance Reports and shall have a deductible of Twenty-Five and No/100 Dollars (US $25,000.00) or less. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Client of the indemnity agreements set forth in this Agreement. Client shall first furnish to Interactive copies of policies or certificates of insurance evidencing the required coverage prior to the beginning date of this Agreement and thereafter prior to each policy renewal date. All policies required of Client hereunder shall contain a provision whereby the insurer is not allowed to cancel or materially change the coverage without first giving thirty (30) days' written notice to Interactive. Any insurance obtained by Client for its own behalf shall include a waiver of all rights of subrogation against Interactive in connection with any loss or damage insured thereunder.

36. Limitation of Liability. Client's and Interactive's liability hereunder is limited to the Contract Charges and Variable Charges payable hereunder, and in no event shall Client or Interactive be liable for any loss of income or profits, business interruption or any other pecuniary loss arising out of the use, non-use or unavailability of the Premises or of any services offered by Interactive, or for any incidental, indirect, special or consequential damages (whether foreseeable or unforeseeable) which may be suffered by either Party.

37. Office Deliveries. Client acknowledges that it will comply with US Postal regulations regarding client mail. Client authorizes Interactive to accept and act as its receiving agent for all mail and other deliveries, including the acknowledgment of the receipt therefore as and when requested by the sender. In so acting, Interactive shall have no responsibility to confirm the quantity or contents of any such delivery and shall not be liable for any damages or shortages with regard to the contents thereof.

38. Mail Handling After Contract Expiration. At the expiration, cancellation or termination of this contract, it is Client's responsibility to notify all persons of its new address. Mail and courier deliveries will be forwarded by Interactive for a period of 30 days only if Client has given written notice to Interactive of an address to which such mail should be forwarded. Client will pay all expenses of mail or courier forwarding. Thereafter, unless there is an agreement to the contrary, mail will be returned to sender. In no event shall Interactive be responsible for forwarding telephone or facsimile messages.

39. Statement True and Correct. No statement in this Agreement, certificate, instrument or other writing furnished or to be furnished by Client to Interactive pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

40. Adverse Changes in Condition. Client agrees to give written notice promptly to Interactive upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to Client or any of its officers, directors, agents, representatives, subsidiaries, parents or assigns, which (i) is reasonably likely to have, individually or in the aggregate, a material adverse effect on either Interactive or Client, as applicable, or (ii) would cause or constitute a material breach of any of

Client's Initials: ______ Interactive's Initials: ______

Client or Interactive's representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

41. Governing Law. This Agreement is entered into in the State of Georgia, Interactive is a Georgia limited liability company and has its principal place of business in Georgia, and the Premises are located in Georgia. Accordingly, the parties agree that in all respects, this Agreement shall be interpreted under the laws of Georgia.

42. Entire Agreement. This Agreement constitutes the definitive description of all of the rights and obligations of the parties with regard to the subject matter hereof and supersedes all prior discussions and agreements of the Parties relative thereto.

43. Time of the Essence. Time is of the essence of all of the rights and obligations of the parties pursuant to this Agreement.

44. Counterparts. This Agreement shall be executed in several counterparts, each of which shall be an original and be legally binding as such.

45. Titles and Section Headings. The titles and section headings provided for throughout this Agreement are for convenience only, and do not limit, expand or otherwise modify the contents of this Agreement.

46. Ambiguities. Client has had a chance to read this Agreement and to ask questions and to obtain legal advice as to its terms and provisions. If Client later asserts any ambiguities in the Agreement, those ambiguities will be interpreted in favor of Interactive. Neither Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties.

47. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any applicable jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

48. Exhibits. This Agreement includes the following Exhibits:

| | |
|---|---|
| **Exhibit "A"** | Additional Services/Variable Charges |
| **Exhibit "B"** | Rules and Regulations |
| **Exhibit "C"** | Special Stipulations |

49. Special Stipulations. The Special Stipulations, if any, attached hereto as an Exhibit are hereby incorporated herein and made a part hereof. To the extent the Special Stipulations conflict with the provisions of this Agreement, including other Exhibits, the Specials Stipulations shall control.

**EXECUTED** by the Parties, or by their duly authorized agents, as of the Effective Date.

**Interactive:**

**Interactive Worldwide Atlanta – 260 Peachtree, LLC**, a Georgia limited liability company.

By: [signature]
Jeff Clouse, Center Manager

**Client:**

WinSonic Digital Media Group, Corp.
a ____________

By: [signature]
Its: Winston D Johnson, CEO

Client's Initials: [initials] Interactive's Initials: [initials]

**ATTACHMENT "A"**
**ADDITIONAL SERVICES/CHARGES**

**Facilities**

| | |
|---|---|
| Conference Rooms/Day Offices | $25.00/hour or $150.00/day (8 hours per month included) |
| Computer Training Rooms | $225.00 – $325.00 w/o computers |
| Video Conferencing | Inquire with Center Manager |
| LCD Projector | $25.00/hour or $200.00/day |

**Administrative/Secretarial Services**

| | |
|---|---|
| General Administration | $26.00/hour |
| Word Processing/Transcription | $33.00/hour |
| Enhanced Document Creation | $38.00/hour |
| Desktop Publishing | $50.00/hour |
| IT/Technical Support | $85.00/hour |

Time is recorded in fifteen (15) minute increments.

**Copy and Fax Services**

| **Black and White Copying and Printing** | | **Color Copying and Printing** | |
|---|---|---|---|
| 1-500 copies per month | $0.15/copy | 1-50 pages | $1.49/copy |
| 501-1000 copies per month | $0.12/copy | 51-100 pages | $0.99/page |
| 1001+ copies per month | $0.10/copy | 101+ pages | $0.89/page |
| Transparencies | Add $1.00 per page | | |

**Fax Service**

| | |
|---|---|
| Receiving & local sending | $1.00/page |
| Long distance sending | $2.00/page |
| International sending | $3.00/page |

**Miscellaneous Services**

| | |
|---|---|
| Mail Service | Cost + 30% handling charge |
| FedEx Express Service | Standard FedEx rates + 25% handling charge |
| UPS Service | Standard UPS rate + 30% handling charge |
| Courier Service | Cost + 30% handling charge |
| Office Supplies | 10% off catalog prices |
| Beverage Service | $15.00/month/person |
| Notary Service | $4.00/document |
| Catering Service | Ask our team members for a quote & menu |
| SVGA/LCD Projector | $25.00 /hour, $200.00 /day, $600.00 /week |
| Document Scanning | $5.00/scan |

IOS may increase and adjust rates/charges for the Additional Services upon prior written notice to Client.

Client's Initials: ________ Interactive's Initials: ________

## EXHIBIT "B"

## RULES AND REGULATIONS

1. Clients, its employees, officers, directors, members, invitees, licensees and other guests will conduct themselves in a professional, businesslike manner; proper business attire will be worn at all times. The noise level, including telephone rings and voices via the use of speaker telephones or cellular telephones, will be kept to a level so as not to interfere with or annoy other Clients and if Client uses an impact or dot matrix printer, it will keep its office door closed during use. Client will abide by Interactive's directives regarding security keys, parking and other such matters common to all occupants.

2. Client agrees to use chair mats in the office and any damage from failure to use the same will be the responsibility of Client. Client will not affix anything to the windows, walls or any other part of the Premises or Interactive's premises or make alterations or additions to the Premises without prior written consent of Interactive.

3. Client will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

4. Client can only use the conference rooms and furnished office with the consent of Interactive and those areas must be kept neat and attractive at all times.

5. All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than egress and ingress.

6. No advertisement or identifying signs, other than provided by Interactive, or other notices shall be inscribed, painted or affixed on part of the corridors, doors, windows or public areas.

7. The electrical current shall be used for normal 120V purposes unless written permission to do otherwise has been obtained from Interactive at an agreed cost to the Client.

8. If client requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Client's expense by the personnel designated by Interactive.

9. Client may not conduct business in the hallways, reception area or any other areas except in its designated offices without prior written consent of Interactive.

10. Client shall not remove furniture, fixtures or decorative materials from offices without written consent of Interactive and such removal shall be under the supervision and regulations of Interactive.

11. Client will not use the Premises for manufacturing or storage or merchandise except as such storage may be incidental to general office purposes.

12. Client will not occupy or permit any portion of the Premises to be occupied or used for the manufacture, sale, gift, or use of liquor, narcotics or tobacco in any form.

13. Client will not use the Premises for lodging or sleeping or for any immoral or illegal purposes.

14. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises by Client nor shall any changes be made on existing locks or the mechanisms thereof.

15. Client shall, before leaving the Premises unattended for an extended period of time, close and securely lock all doors and switch off all lights and other electrical apparatus. Any damage resulting from failure to do so shall be paid by Client.

16. Canvassing, solicitation and peddling in the building are prohibited and Client shall not solicit other clients for any business or other purpose without prior approval of Interactive.

17. All property belonging to Client or any employee, agent or invitee of Client shall be at the risk of such person only and Interactive shall not be liable for damages thereto or for theft or misappropriating thereof.

18. If Client fails to remove all of its property from the Premises at the end of the Term, at the sole option of Interactive, the Client shall be conclusively presumed to have conveyed such property to Interactive under this Agreement as a bill of sale without further payment or credit by Interactive to Client, and Interactive may remove the same and Client shall pay Interactive all costs of such removal upon demand.

19. Interactive's premises, including the Premises, have been designated as non-smoking. No smoking shall be permitted in any portion of Interactive's premises at any time.

20. Safes, furniture, boxes and other bulky articles shall be brought into the Premises only with the prior written consent of Interactive. Only the service or freight elevator designated by Interactive shall be used to transport any such articles, which shall be done only on dates and at times that shall be approved in writing by Interactive.

21. Client shall not attempt or cause to be attempted any plumbing, electrical work, telephone or other communications wiring without the prior written consent of Interactive.

22. Client shall not be allowed to keep trucks, vans or other commercial vehicles in the parking lot serving the Premises.

Interactive shall have no responsibility to Client for the violation or non-performance by any other client(s) of any of the Rules and Regulations but shall use reasonable efforts to uniformly enforce all Rules and Regulations. However, violation of any of these Rules and Regulations by any client may result in the termination of such client's Office Services Agreement and forfeiture of any security deposits paid thereunder.

Client's Initials: ______ Interactive's Initials: ______

**EXHIBIT "C"**

**SPECIAL STIPULATIONS**

This **Exhibit "C"** ("**Exhibit C**") is hereby incorporated in and made a part of the Office Services Agreement attached hereto (the "Agreement") by and between **Interactive Worldwide Atlanta – 260 Peachtree, LLC** ("Interactive") and Winsonic Digital Media Group. ("Client"). To the extent the following Special Stipulations conflict with any other provisions of the Agreement, these Special Stipulations shall control.

1. Directory Strip for Lobby ordered, one time charge of $50.00

2. Access Cards (8) ordered, one time charge of $35.00 each (replacement cost is $35.00).

3. Total amount due monthly including section 3 and section 4 a & b is $9,425.00

4. Total amount due at time of signing is $19,552.00, which includes first month's cost, service retainer (refunded at end of agreement), installation fees, access cards and directory strip.

Client's Initials: ____

Interactive's Initials: ____